UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2021

Lowell Farms Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-56254	NA
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

19 Quail Run Circle, Suite B

Salinas, California 93907

(Address of principal executive offices)

(831) 998-8214

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On June 24, 2021, the Board of Directors of Lowell Farms Inc. (the “Company”) established September 21, 2021 as the date of the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”). The record date for determination of stockholders entitled to notice of, and to vote at, the 2021 Annual Meeting is July 30, 2021. Any shareholder proposal to be considered at the 2021 Annual Meeting must be properly submitted to the Company not later than July 22, 2021 by submitting it to Mr. Steve Neil via e-mail at steve@lowellfarms.com.

The 2021 Annual Meeting will be held at Odyssey Trust Company, 67 Yonge St., Suite 702, Toronto, Ontario, M5E IJ8, at 8:30 a.m. (Eastern time). All other relevant information concerning the 2021 Annual Meeting will be included in the Company's 2021 Annual Meeting proxy statement, which will be filed with the SEC and become available to the Company's stockholders at a later date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2021	Lowell Farms Inc.

	By:	/s/ Brian Shure
Name: Brian Shure
Title: Chief Financial Officer